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                1998-B SUBI CERTIFICATE PURCHASE AND SALE AGREEMENT

     THIS 1998-B SUBI CERTIFICATE PURCHASE AND SALE AGREEMENT (the "Agreement") is dated as of -, 1998, by and between TOYOTA MOTOR CREDIT CORPORATION, a California corporation ("TMCC"), and TOYOTA LEASING, INC., a California corporation ("TLI").

     A. TMCC, the Titling Trustee and, for certain limited purposes set forth therein, -, as Trust Agent, have entered into that certain Amended and Restated Trust and Servicing Agreement, dated as of October 1, 1996, amending and restating that certain Trust and Servicing Agreement, dated as of October 1, 1996, among the same parties (as so amended and restated, and as it may be further amended, supplemented or modified, the "Titling Trust Agreement"), pursuant to which TMCC and the Titling Trustee formed the Titling Trust for the purpose of taking assignments and conveyances of, holding in trust and dealing in, various Titling Trust Assets in accordance with the Titling Trust Agreement.

     B. Concurrently herewith, and as contemplated by the Titling Trust Agreement, TMCC, the 1998-B Securitization Trustee, the Titling Trustee and the Trust Agent are entering into that certain 1998-B SUBI Supplement to the Titling Trust Agreement, dated as of -, 1998, pursuant to which the Titling Trustee, on behalf of the Titling Trust and at the direction of TMCC, as UTI Beneficiary, will create and issue to TMCC two SUBI Certificates collectively representing a 100% beneficial interest in the 1998-B SUBI and the 1998-B SUBI Assets (the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate, as defined in the 1998-B SUBI Supplement), whose beneficiaries generally will be entitled to the net cash flow arising from, but only from, the related 1998-B SUBI Assets, all as set forth in the Titling Trust Agreement and the 1998-B SUBI Supplement.

     C. TMCC and TLI desire to enter into this Agreement to provide for the sale by TMCC to TLI, without recourse, of all of TMCC's right, title and interest in and to the 1998-B SUBI, the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate.

     D. The parties hereto desire that -, as securities intermediary (the "SUBI Securities Intermediary"), credit the transfer of the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate from the TMCC SUBI Account to the TLI SUBI Account.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

     SECTION 1.01. DEFINITIONS.

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Annex of Definitions attached to the Titling Trust Agreement or the Annex of Supplemental Definitions attached to the 1998-B SUBI Supplement;

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provided, however, that in the event of an inconsistency or conflict between a definition in the Annex of Definitions or the Annex of Supplemental Definitions, the definition in the Annex of Supplemental Definitions shall control. In the event of any conflict between a definition set forth herein and that set forth in the Annex of Definitions or the Annex of Supplemental Definitions, that set forth herein shall prevail. All terms used in this agreement include, as appropriate, all genders and the plural as well as the singular. All references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular article or section within this Agreement. All references such as "includes" and all variations thereon shall mean "includes without limitation" and references to "or" shall mean "and/or".

     SECTION 1.02. ARTICLE AND SECTION REFERENCES.

     Except as otherwise specified herein, all article and section references shall be to Articles and Sections in this Agreement.

                                     ARTICLE II

                          PURCHASE AND SALE OF 1998-B SUBI

     SECTION 2.01. SALE OF 1998-B SUBI.

     (a)(l) In consideration of TLI's delivery to, or upon the order of, TMCC of (i) cash in the amount of $ - representing the cash proceeds from the sale of the Investor Certificates net of certain expenses, and (ii) $ - evidenced by a subordinated non-recourse promissory note, TMCC does hereby absolutely sell, assign and otherwise convey to TLI, without recourse, and TLI does hereby purchase and acquire, as of the date set forth above:

          1. all right, title and interest in and to the 1998-B SUBI evidenced by the 1998-B SUBI Certificate and all monies due thereon and paid thereon or in respect thereof;

          2. the right to realize upon any property that underlies or may be deemed to secure the 1998-B SUBI to the extent of amounts payable under the 1998-B SUBI Certificate; and

          3.   all proceeds of the foregoing.

     (a)(2) In consideration of TLI's delivery to, or upon the order of, TMCC of a subordinated non-recourse promissory note, the payment terms of which limit amounts payable to the amounts due as policy premiums for the Residual Value Insurance Policies and which is payable only from certain amounts paid as claims or as premium refunds under the Residual Value Insurance Policies. TMCC does hereby absolutely sell, assign and otherwise convey to TLI, without recourse, and TLI does hereby purchase and acquire, as of the date set forth above:

          1. all right, title and interest in and to the 1998-B SUBI evidenced by the 1998-B SUBI Insurance Certificate and all monies due thereon and paid thereon or in respect thereof;


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          2.   the right to realize upon any property that underlies or may be deemed to secure the 1998-B SUBI to the extent of amounts, payable under the 1998-B SUBI Insurance Certificate; and

          3.   all proceeds of the foregoing.

The parties hereto agree that such note represents the value of the SUBI Certificates.

     (b) It is the express and specific intent of the parties that the transfer of the 1998-B SUBI, the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate from TMCC to TLI, as provided for in this Agreement, is and shall be construed for all purposes as a true, complete and absolute sale of the 1998-B SUBI, the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate and all of the related property and rights as described in subsection (a) above.
The parties hereto represent and agree that the 1998-B SUBI, the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate are hereby transferred from TMCC to TLI for fair consideration and without the intent to hinder, delay or defraud creditors of TMCC or TLI.

     (c) In connection with the foregoing conveyance, TMCC agrees to record and file, at its own expense, a financing statement with respect to the 1998-B SUBI and 1998-B SUBI Certificate and all of the related property and rights specified in subsection (a) above necessary (i) to provide third parties with notice of the conveyance hereunder and (ii) to perfect the sale of the 1998-B SUBI, the 1998-B SUBI Certificate, the 1998-B SUBI Insurance Certificate, and the proceeds thereof to TLI, (as well as to file any continuation statements required by applicable state law to maintain the perfection afforded by the filing of such financing statement), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filing with the file stamped copy of each such filing to be provided to TLI in due course), as soon as is practicable after receipt by TMCC thereof.

     The parties hereto intend that the conveyance hereunder be a sale. In the event that the conveyance hereunder is not for any reason considered a sale, the conveyance described above and all filings described in the foregoing paragraph shall give TLI a first priority perfected security interest in, to and under the property and rights conveyed hereunder and all proceeds of any of the foregoing and that this Agreement constitute a security agreement under applicable law.

     SECTION 2.02. ACCEPTANCE BY TLI.

     TLI agrees to comply with all covenants and restrictions applicable to an owner of the 1998-B SUBI, 1998-B SUBI Certificate, and the 1998-B SUBI Insurance Certificate, whether set forth therein, in the Titling Trust Agreement, the 1998-B SUBI Supplement or otherwise, and assumes all obligations and liabilities, if any associated therewith.


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     SECTION 2.03.  TRANSFER OF THE CERTIFICATES.

     In connection with the transfer of the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate, TLI has established a "securities account" as such term is defined in Section 8-501 (a) of the UCC with the SUBI Securities Intermediary (the "TLI SUBI Account"). TLI shall accept the transfer of the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate to the TLI SUBI Account. TMCC hereby agrees to instruct the SUBI Securities Intermediary to credit the transfer of the SUBI Certificate and the 1998-B SUBI Insurance Certificate from the TMCC SUBI Account to the TLI SUBI Account.

                                    ARTICLE III

                                   MISCELLANEOUS

     Section 3.01.  AMENDMENT.

     This Agreement may be amended from time to time in a writing signed by the parties hereto, with the prior written consent of the 1998-B Securitization Trustee, which shall be given only in the circumstances contemplated by Section
9.01 of the 1998-B Securitization Trust Agreement.

     SECTION 3.02.  GOVERNING LAW.

     This Agreement shall be created under and governed by and construed under the internal laws of the State of California, without regard to any otherwise applicable principles of conflict of laws and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 3.03.  SEVERABILITY.

     If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

     SECTION 3.04.  BINDING EFFECT.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

     SECTION 3.05.  ARTICLE AND SECTION HEADINGS.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.


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     SECTION 3.06.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     SECTION 3.07.  FURTHER ASSURANCES.

     Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

     SECTION 3.08.  THIRD-PARTY BENEFICIARIES.

     This Agreement will inure to the benefit of and be binding upon each subsequent holder of any legal or beneficial interest in the 1998-B SUBI Certificate and/or the 1998-B SUBI Insurance Certificate (including without limitation the 1998-B Securitization Trust and the holders of any securities issued thereby), who shall be considered to be third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

     SECTION 3.09. NO PETITION.

     TLI, as transferee of the 1998-B SUBI Certificate and the 1998-B SUBI Insurance Certificate covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Securitized Financing has been paid in full, it will not institute against, or join any other Person in instituting against, TMCC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.



                                   TOYOTA MOTOR CREDIT CORPORATION


                                   By: ______________________________________
                                        Name:
                                        Title:




                                   TOYOTA LEASING, INC.


                                   By: ______________________________________
                                        Name:
                                        Title:






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